Exhibit 10.2

                          RESTATED PROMISSORY NOTE


$350,000.00
                                                             Houston, Texas
                                                              June 14, 1999


     For value received, the undersigned hereby promises to pay to Kaiser Aluminum & Chemical Corporation, a Delaware corporation, or order, at 5847 San Felipe, Suite 2600, Houston, Texas, on or before the Maturity Date (as defined below) the lesser of (a) the principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00), and (b) the aggregate unpaid principal amount outstanding under this Restated Promissory Note (this "Note"). No interest will be due and payable with respect to such amounts paid on or before the Maturity Date.

     Amounts borrowed by the undersigned and evidenced by this Note may be used only to purchase (including remodel) the undersigned's new principal residence in Houston, Texas. The undersigned may borrow under this Note from time to time between the date hereof and the Maturity Date. Any amount borrowed under this Note may be repaid, in whole or in part and from time to time before the Maturity Date, without premium or penalty. Amounts borrowed and repaid may not be reborrowed. If not repaid sooner, the aggregate unpaid principal amount outstanding under this Note shall be paid in full, without presentment, grace, demand, or notice upon the earliest to occur of (a) fifteen (15) days after the closing of the sale of the residence of the undersigned located at 5431 Blackhawk Drive, Danville, California, and (b) December 31, 1999 (the "Maturity Date").

     Should default be made in the payment of any amount due under this Note, the entire outstanding principal amount outstanding under this Note shall be immediately due and payable, without presentment, grace, demand, or notice. After default, interest shall accrue on all unpaid amounts under this Note at the highest rate then lawful in the State of Texas; provided, in no event shall interest on the debt evidenced by this Note exceed the maximum amount of nonusurious interest that may be contracted for, taken, charged or received under any applicable law.

     Principal, and interest if any, shall be payable in lawful money of the United States of America. The undersigned agrees that the records of Kaiser Aluminum & Chemical Corporation as to the amount of principal outstanding and unpaid under this Note from time to time shall be deemed presumptively correct in the absence of manifest error.

     If action is instituted on this Note, the undersigned shall pay to Kaiser Aluminum & Chemical Corporation such sums as a court of competent jurisdiction may fix as reasonable attorneys' fees and as costs. The loans evidenced by this Note were negotiated and consummated in the State of Texas, and it is agreed and understood that the legality, enforceability, and construction of this Note shall be governed by the laws of the State of Texas.

     This Note restates in its entirety the Promissory Note, dated June 14, 1999, from the undersigned to Kaiser Aluminum & Chemical Corporation.


                                   /s/  Raymond J. Milchovich
                                   ____________________________________
                                        Raymond J. Milchovich